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                                                                    Exhibit 8.01


                                January 16, 2003

Crescent Real Estate Equities Company
777 Main Street
Suite 2100
Fort Worth, TX 76102

Ladies and Gentlemen:

      In connection with the registration under the Securities Act of 1933, as amended of Common Shares of Crescent Real Estate Equities Company ("Crescent Real Estate"), par value $.01 per share, pursuant to a Registration Statement on Form S-4, dated of even date herewith, including the prospectus, the prospectus supplements and all amendments, exhibits and documents related thereto (collectively, the "Registration Statement"), you have asked us to render an opinion with respect to the qualification of Crescent Real Estate as a real estate investment trust ("REIT") under sections 856 through 860 of the Internal Revenue Code.(1) All capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the Registration Statement, as amended through the date hereof.

      We have acted as tax counsel for Crescent Real Estate in connection with the preparation of the Registration Statement. Specifically, for the purpose of this opinion, we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of the following: (1) the Restated Declaration of Trust of Crescent Real Estate Equities Company; (2) the Second Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership, as amended (the "Operating Partnership Agreement"); (3) the Registration Statement; (4) copies of substantially all existing leases (including amendments) entered into as of the date hereof with respect to property owned by Crescent Real Estate Equities Limited Partnership (the "Crescent Partnership") or subsidiaries of Crescent Partnership formed either prior to


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(1) All section references herein are to the Internal Revenue Code of 1986, as amended (the "Code").
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Crescent Real Estate Equities Company
January 16, 2003
Page 2



January 1, 1997 ("Pre-1997 Partnerships") or after December 31, 1996 ("Post-1996 Partnerships") (collectively, the "Subsidiary Partnerships"); (5) the opinion of Sullivan & Cromwell regarding the REIT qualification of Americold Corporation; and (6) such other documents or information as we have deemed necessary for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

      In addition, these opinions are conditioned upon certain representations made by Crescent Real Estate and Crescent Partnership as to factual and other matters as set forth in a letter provided to us. These opinions are also based on the assumptions that (i) Crescent Partnership and the Subsidiary Partnerships will continue to be operated in accordance with the terms and provisions of their respective partnership agreements and operating agreements, (ii) Crescent Real Estate will continue to be operated in accordance with the terms and provisions of its Restated Declaration of Trust, and (iii) various elections, procedural steps, and other actions by Crescent Real Estate, Crescent Partnership, or the Subsidiary Partnerships will be completed in a timely fashion or otherwise carried out as so described in the letter referred to in the prior sentence.

      Unless facts material to the opinions expressed herein are specifically stated to have been independently established or verified by us, we have relied as to such facts solely upon the representations made by Crescent Real Estate and Crescent Partnership. We are not, however, aware of any facts or circumstances contrary to or inconsistent with the representations. To the extent the representations concern matters set forth in the Code or Treasury Regulations, we have reviewed with the individuals making such representations the relevant provisions of the Code, the Treasury Regulations and published administrative interpretations.

      Based upon the foregoing, we are of the opinion (i) that Crescent Real Estate qualified as a "real estate investment trust" as defined by sections 856 through 860 for each of its taxable years beginning with its taxable year ended on December 31, 1994, through its taxable year ended on December 31, 2001; and
(ii) that it is organized in conformity with the requirements for qualification as a REIT under the Code and its current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for its current and future taxable years. With respect to its current and future taxable years, however, we note that Crescent Real Estate's status as a REIT at any time is dependent, among other things, upon its meeting the requirements of section 856 throughout the year as a whole.
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Crescent Real Estate Equities Company
January 16, 2003
Page 3



      With respect to the partnership status of Crescent Partnership, section 301.7701-2(a) of the Treasury Regulations provides that a business entity formed on or after January 1, 1997 with two or more members will be classified for federal tax purposes as either a corporation or a partnership, unless it is otherwise subject to special treatment under the Code. Under sections 301.7701-2(b)(1), (3), (4), (5), (6), (7) and (8) of the Treasury Regulations, a
corporation includes business entities denominated as such under applicable law, as well as joint-stock companies, insurance companies, entities that conduct certain banking activities, entities wholly owned by a state or any political subdivision thereof, entities that are taxable as corporations under a provision of the Code other than section 7701(a)(3), and certain entities formed under the laws of a foreign jurisdiction. Section 301.7701-3(a) of the Treasury Regulations provides that a business entity with two or more members that is not classified as a corporation under section 301.7701-2(b)(1), (3), (4), (5), (6),
(7) or (8) of the Treasury Regulations (an "Eligible Entity") can elect its classification for federal income tax purposes. Section 301.7701-3(b)(1) of the Treasury Regulations provides that a domestic Eligible Entity formed on or after January 1, 1997 will be classified as a partnership unless it elects otherwise. Under section 301.7701-3(b)(3) of the Treasury Regulations, a domestic Eligible Entity in existence prior to January 1, 1997 will have the same classification that the entity claimed under sections 301.7701-1 through 301.7701-3 of the Treasury Regulations as in effect prior to January 1, 1997 (the "Prior Regulations"), unless it elects otherwise.

      Crescent Partnership and the Subsidiary Partnerships were duly organized as limited partnerships or limited liability companies. Crescent Partnership and the Subsidiary Partnerships are not corporations as defined under section 301.7701-2(b)(1), (3), (4), (5), (6), (7) or (8) of the Treasury Regulations.
Accordingly, Crescent Partnership and the Subsidiary Partnerships are Eligible Entities that can elect their classification for federal income tax purposes for all periods on or after January 1, 1997. You have represented that Crescent Partnership and the Pre-1997 Partnerships each claimed classification as a partnership under the Prior Regulations, as reflected on federal income tax returns filed by each such partnership for the tax year ending December 31, 1996. You have also represented that neither Crescent Partnership nor any of the Subsidiary Partnerships has filed or will file an election to be treated as a corporation. Based on the foregoing, it is our opinion that Crescent Partnership and the Subsidiary Partnerships will each be treated as a partnership for federal income tax purposes as defined in Code sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation for all periods on or after January 1, 1997.

      Section 7704 of the Code provides that certain publicly traded partnerships may be taxed as corporations even though they otherwise meet all of the relevant tests for
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Crescent Real Estate Equities Company
January 16, 2003
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treatment as partnerships for federal income tax purposes. A partnership is considered to be a publicly traded partnership if interests in the partnership are (or become) (i) traded on an established securities market or (ii) readily tradable on a secondary market or the substantial equivalent thereof. Treasury Regulations issued under section 7704(b) of the Code provide that interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction that was not registered under the Securities Act of 1933, and (ii) the partnership does not have more than 100 partners at any time during its taxable year. For purposes of determining the number of partners in the partnership, persons owning an interest through a flow-through entity are treated as partners in the partnership only if (i) substantially all of the value of the flow-through entity is attributable to the lower-tier partnership interest, and (ii) a principal purpose for the tiered arrangement is to permit the partnership to satisfy the 100 partner requirement.

      Based upon the structure and capitalization of Crescent Partnership and representations of Crescent Partnership regarding its current ownership, it is our opinion that Crescent Partnership will not constitute a publicly traded partnership for purposes of section 7704 of the Code.

      We are also of the opinion that the discussion set forth in the Registration Statement under the heading "Federal Income Tax Considerations," although general in nature, is a fair and accurate discussion under current law of the material federal income tax consequences to Crescent Operating stockholders of the Crescent Operating bankruptcy plan and of an investment in Crescent Real Estate, subject to the qualifications set forth therein.

      The opinions set forth herein are based upon the existing provisions of the Code, Treasury Regulations, and the reported interpretations thereof by the Internal Revenue Service ("IRS") and by the courts in effect as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. We believe that the conclusions expressed herein, if challenged by the IRS, would be sustained in court. Because our opinions are not binding upon the IRS or the courts, however, there can be no assurance that contrary positions may not be asserted successfully by the IRS.

      The foregoing opinions are limited to the specific matters covered thereby and should not be interpreted to imply that the undersigned has offered its opinion on any other matter. These opinions are furnished to you solely for use, in connection with the Registration Statement.
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Crescent Real Estate Equities Company
January 16, 2003
Page 5



We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, however, we do not admit thereby that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,


                                    /s/ Shaw Pittman LLP